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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):   JULY 17, 2000



                       THE MERIDIAN RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)



           TEXAS                      1-10671                  76-0319553
 (State of Incorporation)      (Commission File No.)        (I.R.S. Employer
                                                           Identification No.)



                1401 ENCLAVE PARKWAY, SUITE 300
                        HOUSTON, TEXAS                       77077
           (Address of Principal Executive Offices)       (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 597-7000

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ITEM 5.   OTHER EVENTS.

           On July 17, 2000, The Meridian Resource Corporation, a Texas corporation (the "Company"), entered into an Option and Standstill Agreement with Shell Louisiana Onshore Properties, Inc. ("Shell"), granting the Company an option to repurchase all of the outstanding shares of the Company's preferred stock (convertible into 12.8 million shares of common stock), plus six million shares of the Company's common stock, held by Shell for an aggregate cash price of $114 million. A copy of the press release announcing the agreement is filed as Exhibit 99.1 hereto, and is hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

           (c)       Exhibits.

            99.1     -    Press release of the Company dated July 18, 2000,
                          announcing the Option and Standstill Agreement with Shell, granting the Company an option to repurchase all of the outstanding shares of the Company's preferred stock (convertible into 12.8 million shares of common stock), plus six million shares of the Company's common stock, held by Shell for an aggregate cash price of $114 million.

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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE MERIDIAN RESOURCE CORPORATION



Dated: July 20, 2000                         /s/ P. Richard Gessinger
                                         ----------------------------------
                                                P. Richard Gessinger
                                            Executive Vice President and
                                               Chief Financial Officer



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                               INDEX TO EXHIBITS


 Number                              Exhibit
 ------                              -------
  99.1 Press release of the Company dated July 18, 2000, announcing the Option and Standstill Agreement with Shell, granting the Company an option to repurchase all of the outstanding shares of the Company's preferred stock (convertible into 12.8 million shares of common stock), plus six million shares of the Company's common stock, held by Shell for an aggregate cash price of $114 million.